EXHIBIT 10.12

                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST
                    GRANTED TO RYAN CAPITAL MANAGEMENT, INC.
                            DATED NOVEMBER 26, 2003

                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST


         1) Effective as of the Effective Date (as defined below) the undersigned holders of shares of Common Stock and Class A Preferred Stock of CRYSTALIX GROUP INTERNATIONAL, INC., a Nevada corporation (the "COMPANY"), hereby irrevocably appoint RYAN CAPITAL MANAGEMENT, INC., a Delaware corporation, as the proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of the Class A Preferred and Common Stock of the Company (including any Common Stock issued as the result of any conversion of any Class A Preferred shares) which any of the undersigned, directly or indirectly through one or more intermediaries, is or hereafter becomes entitled to vote (the "SUBJECT SHARES") at any meeting or by written consent or in any other manner whatsoever, with the same force and effect as the undersigned might or could do.

         2) The undersigned represent and warrant that other than this proxy hereby granted (this "PROXY"), no proxies have been granted and no voting trusts, voting agreements or similar voting arrangements have been created or are in existence (or, with the giving of notice or passage of time will be created or be in existence) with respect to the Subject Shares. During the Term (as defined below), the undersigned covenant not to grant or cause the granting of any other proxies or voting rights with respect to the Subject Shares that conflict or are otherwise inconsistent with this Proxy.

         3) This Proxy has been granted in exchange for valuable consideration, is coupled with an interest and is irrevocable during the Term. As between the undersigned (or the undersigned's transferees or assigns) and the holder of this Proxy, the vote of the holder of this Proxy shall be accepted by the Company for all purposes with respect to the Subject Shares. A restrictive legend referring to this Proxy shall be placed upon the share certificates evidencing the Subject Shares, and any transferee, assignee or pledgee of the Subject Shares shall be bound in all respects by this Proxy.

         4)  The term of this Proxy (the "TERM") shall:

             (a) commence on the date (the "EFFECTIVE DATE") which is the earlier of :

                   (i) the date on which Kevin Ryan and/or Ryan Capital makes available to the Company a line of credit in an amount not less than One Million Dollars ($1,000,000) in addition to the amount of One Million Ten Thousand Dollars ($1,010,000) which Kevin Ryan has already lent to the Company; or

                   (ii) the date on which the Company receives funding of a bridge loan in an amount not less than One Million Dollars ($1,000,000) from a bridge lender other than Kevin Ryan, or Ryan Capital, or 1 World Bancorp, LLC (the "BRIDGE LENDER"); and

             (b)   expire at 5:00 p.m. Nevada time on the later of:

                   (i)    December 1, 2004, or

                   (ii) ninety (90) days after repayment in full of all amounts owed by the Company to the Bridge Lender, Kevin Ryan or assignee, and John S. Woodward or assignee.


DATED:  December 1, 2003.


/s/ RAINER EISSING
------------------------------------
Rainer Eissing


/s/ JOHN S. WOODWARD
------------------------------------
John S. Woodward


/s/ MARC JANSSENS
------------------------------------
Marc Janssens


/s/ EDGAR VAN DAM
------------------------------------
Edgar Van Dam


/s/ JOHN E. DHONAU
------------------------------------
John E. Dhonau